AMENDED AND RESTATED
                  FOURTH AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS AMENDED AND RESTATED FOURTH AMENDMENT TO STOCK PURCHASE AGREEMENT (the "Amendment") is entered into as of March 21, 2001, by UNITED FINANCIAL HOLDINGS, INC. ("Holding Company") with FIRST SECURITY BANK ("First Security") and all of the Shareholders of First Security ("Stockholders").

                                   BACKGROUND

     The parties entered into a Stock Purchase Agreement (the "Agreement") dated September 22, 2000. Before the date hereof, the Holding Company and First Security (for itself and the Stockholders) entered into amendments extending the time for certain performances under the Agreement. The Holding Company has completed its pre-purchase due diligence as contemplated by Section II of the Agreement and as a result of the due diligence has proposed changes to the Agreement, which have been discussed and agreed upon.

     THEREFORE,  in  consideration  of the  covenants  contained  herein and for
$10.00  and  other  good  and  valuable  consideration,   receipt  of  which  is
acknowledged, the parties agree as follows:

1.The Background statements are incorporated into this Amendment.

2. The Agreement, as modified by the prior amendments, is ratified and confirmed.

3. Section IV is amended as follows:

     a. The Effective Date specified in Section IV A is April 1, 2001.

         b. The following paragraph 5 is added to Section IVD:

               "5. The term "loan" shall have the meaning as that term is used in Chapter 658, FLORIDA Statutes, and shall include, but not be limited to, an extension of credit, including an overdraft.

4. "Section A. 2 of Section VI, Purchase, is amended and restated in its entirety as follows:

               "2. CONSIDERATION. Subject to further setoff or reduction as provided in this Agreement, as amended, the consideration (the "Consideration") to be paid for the First Security Shares shall be the combination of shares of the Series One Preferred Stock of the Holding Company, and cash, based upon an agreed value (the "Agreed Value") of FIVE MILLION THREE HUNDRED SIXTY SIX THOUSAND THREE HUNDRED ELEVEN DOLLARS ($5,366,311) for the First Security Shares. Forty percent (40%) of the Consideration will be paid in cash or acceptable funds and the balance of the Agreed Value will be by delivery of shares of the Series One Preferred Stock of the Holding Company."

5. The following  sentences are added to the end of Section A. 5. of Section VI,
Purchase:

               "At the Closing, the Representatives, on behalf of the Stockholders, shall advise the Holding Company of any of the Stockholders who desire to receive cash or shares of the Series One Preferred Stock in a ratio other than the ratio of the Consideration stated in Section A 2 of Section VI. The Holding Company will use its best efforts to accommodate the disproportionate elections of the Stockholders; provided however, in no event shall the total amount of the Consideration payable in cash or acceptable funds exceed Forty Percent (40%) of the total consideration. Furthermore, any Stockholder who is paid Consideration in cash or acceptable funds will not, to the extent of the cash or acceptable funds, be deemed a "Qualified Holder" for purposes of Section B of Section VI."

6. Section X, Additional Covenants, Warranties, and Representations of the Stockholders, is amended and restated in its entirety as follows:

                                   "SECTION X

     "ADDITIONAL COVENANTS, WARRANTIES, AND REPRESENTATIONS OF STOCKHOLDERS

     "In addition to other covenants, warranties and representations contained in this Agreement, the Stockholders each covenant, warrant and represent to

Holding Company as follows, all of which warranties and representations are true now and shall be true at the Closing as if made at that time, and shall survive
Closing:

     "A. ACCREDITED INVESTOR QUALIFICATION.

          "1. Each Stockholder is a resident of the State of Florida

          "2. Each of the Stockholders is sufficiently experienced in financial and business matters to be capable of utilizing the information furnished to evaluate the merits and risks of the sale of the Stockholder's shares of stock in First Security and the purchase by the Stockholder of the Series One Preferred Shares or the Common Shares in to which such shares are convertible of the Holding Company (the Holding Company shares are referred to collectively as the "Shares.") and the consideration to be received in the "Purchase" described in Section VI of the Agreement and to make an informed decision related thereto. Each of the Stockholder's personal financial condition is such that the Stockholder has adequate resources for the Stockholder's current needs and possible personal contingencies and has no need for liquidity with respect to the Series One Preferred Shares or the Common Shares into which they are convertible. Each Stockholder further acknowledges that the Shares are a speculative investment that involves a substantial degree of risk of loss by the Stockholder of its or his or her entire investment and the Stockholder understands and takes full cognizance of the risk factors related to the acquisition of the Shares. Each Stockholder represents it, he or she is financially able to bear the economic risk of an investment in the Shares, including a loss of the investment.

          "3. Each of the Stockholders understands:

               "a. That the Shares have not been registered under any applicable state or federal securities laws, including the Securities Act of 1933 and the Florida Securities and Investor Protection Act (collectively, the "Securities Laws") and that the Shares will be issued to the Stockholders in reliance on exemptions from registration contained in the Securities Laws, and in reliance, in part, on each Stockholder's representations, warranties, and agreements set forth in this Agreement.

               "b. That, unless registered under the applicable Securities Laws,
          the  Shares  can  only  be   transferred   under  an  exemption   from
          registration under the Securities Laws.

               "c. That Holding Company has no obligation to register the Shares under the Securities Laws and that such registration is unlikely. Provided, however, if the Holding Company seeks to register any of its authorized but unissued Common Stock with the Securities & Exchange Commission for sale by a public offering, the Holding Company shall provide written notice of the planned or pending registration to the Stockholders who are then holders of record of Holding Company Common Shares received on conversion of their Series One Preferred Shares. If a Stockholder receiving the notice holds Holding Company Common Shares that exceed the number of Common Shares that can then be transferred or sold under Rule 144 of the Securities & Exchange Commission in a single transaction, the Stockholder may elect to offer the Stockholder's Common Shares for sale as a secondary offering with the planned offering of the Holding Company, subject to the terms of this section. The Stockholder making the election shall notify the Holding Company within fifteen days following delivery of notice of the intended offering by the Holding Company. Provided however, the Holding Company shall not be obligated to include the Common Shares of Stockholder in a secondary offering if the underwriter for the Holding Company refuses to include the secondary offering with the planned offering. Provided further that the Holding Company shall not be obligated to offer any Stockholder the right to include Common Stock in more than one offering approved by the underwriter of an offering. Any Stockholder who elects to offer his or her or its Holding Company Common Shares in a secondary offering shall be subject to the terms and conditions of the offering, including the price of the Shares, payment of commissions on the sale of such Shares, and indemnification provisions. The expenses of the offering shall be paid from the proceeds of the offering and allocated pro rata among all the securities sold in the offering; however, if the offering does not close, the Holding Company shall be solely responsible for payment of the expenses of the offering, except however, each Stockholder shall be solely responsible for its, his or her personal expenses, including without limitation the expense of its, his or her personal counsel.

               "d. That except for the Regulatory Approval no state or federal agency has reviewed the Purchase or passed on the Purchase, and no state or federal agency has reviewed or passed on the merits of the Purchase or the Shares.

               "e. That the Shares will contain a standard legend referencing that they are not registered under Securities Laws and that the transferability of the Shares is restricted by Securities Laws.

               "f. That each Share is a "restricted security" under the Securities Act in that each Share will be acquired from the Holding Company in a transaction not involving a public offering, that the Shares may be resold without registration under the Securities Act only in certain limited circumstances, and that otherwise the Shares must be held indefinitely.

               "g. That the Holding Company and its shareholders are under no obligation to register or qualify any Shares under the Securities Act or under any state securities law, or to assist the Stockholder in complying with any exemption from registration.

               "h.   That   there   are   substantial    restrictions   on   the
          transferability of the Shares pursuant to this Agreement and applicable law, that there is no public market for the Shares or other securities of the Holding Company and none is expected to develop, and that, accordingly, it may not be possible for any Stockholder to liquidate its or his investment in the Holding Company.

               "i. THAT THE SHARES, ANY SECURITY ISSUED UPON CONVERSION OF THE SHARES, ANY DIVIDENDS PAYABLE WITH RESPECT TO THE SHARES, AND THE
          PROCEEDS  OF  ANY   REDEMPTION  OF  THE  SHARES  ARE  SUBJECT  TO  THE

          INDEMNIFICATION AND SET OFF PROVISIONS CONTAINED IN SECTION XXV OF THIS AGREEMENT.

          "4. Each of the Stockholders, directly and through authorized representatives, has been afforded ample opportunity to ask questions and receive answers from the appropriate executive officers of Holding Company concerning the Purchase and the Shares and to obtain any additional information the Holding Company possesses or can acquire without unreasonable effort or expense.

               "a. Any questions raised by a Stockholder or a representative of a Stockholder about the Holding Company has been satisfactorily answered. Each Stockholder has been advised to consult with its or his or her own legal counsel and financial advisors regarding all legal and financial matters concerning an investment in the Holding Company and the tax and other consequences of participating in the Holding Company and acquiring and owning the Shares, and has done so, to the extent that the Stockholder considers necessary. The decision of each Stockholder to enter into this transaction has been independently made and based upon a personal evaluation of the risks and merits of the Purchase. No Stockholder has requested or desires any further information from the Holding Company about the Shares or the Purchase. Each Stockholder has received and reviewed all information that it or he considers necessary or appropriate for deciding whether to acquire and commit to acquire the Shares.

               "b. Neither the Holding Company nor any representative of the Holding Company nor any other Person, has at any time expressly or implicitly represented, guaranteed, or warranted to the Stockholder that it or he or she may freely Transfer any Shares, that a percentage of profit and/or amount or type of consideration will be realized as a result of an investment in the Shares, that past performance or experience on the part of any Person in any way indicates the predictable results of the ownership of those Shares or of the Holding Company's business, that any cash distributions from the Holding Company's operations or otherwise will be made to the owners of Shares by any specific date or will be made at all, or that any specific tax benefits will accrue as a result of an investment in the Holding Company.

          "5. Each of the Stockholders meets one or more of the following tests, and will certify the same at Closing:

               "a. If an individual, he or she is a natural person whose individual net worth or joint net worth with his or her spouse exceeds $1 million.

               "b. If an individual, he or she is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or a joint income with his or her spouse in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

               "c. If not an individual, the Stockholder is:

                    "i. an  employee  benefit  plan  within  the  meaning of the
               Employee Retirement Income Security Act of 1974, as amended, which satisfies one or more of the following criteria: (i) the investment decision for such plan is made by a plan fiduciary, as defined in section 3 of such Act, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or (ii) the plan has total assets in excess of $5 million, or (iii) the plan is self-directed and the investment decisions are made by persons who are accredited investors within the meaning of Rule 501(a) of the Securities Act, or

                    "ii. a private business  development  company, as defined in section 202(a)(22) of the Investment Advisers Act of 1940, or

                    "iii. an organization  described in section 501(c)(3) of the
               Internal Revenue Code, a corporation, or a Massachusetts or similar business trust, or a partnership, which was not formed for the specific purpose of investing in the Holding Company or Security Trust, and which has assets in excess of $5 million, or

                    "iv.  a trust  with  total  assets in excess of $5  million, which was not formed for the specific purpose of investing in the

               Holding Company or Security Trust and whose investment in the Holding Company or Security Trust is directed by a person with such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of an investment in the Holding Company or Security Trust, or

                    "v. an entity in which each equity owner meets either of the criteria specified in paragraphs 5a or 5b of this Section.

          "6. The Shares shall be held by Stockholders for investment and not with a view to, or for sale in connection with, any distribution of such Shares. Each of the Stockholders represents that the Stockholder has no present plans or intentions to sell any Shares. No person other than the Stockholder will have any direct or indirect beneficial interest in or right to the Shares.

          "7. Each Stockholder has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation, with respect to the issuance of the Shares.

          "8. Each Stockholder agrees that it, he or she will not make any disposition of all or any part of the Shares which will result in the violation by it or him or her or by the Holding Company of the Securities Act, or any other applicable securities law.

     "B. NON-DISPOSAL OF FIRST SECURITY SHARES. No Stockholder shall sell, transfer or otherwise dispose of the Stockholder's shares of First Security stock or any interest therein, before the effectiveness of the Purchase.

     C. OWNERSHIP OF FIRST SECURITY. The Stockholders are the sole owners of all of the issued and outstanding shares of stock of First Security, and no other person has any interest or right, legal or equitable in First Security or its assets or stock. There are no liens, pledge, options, contracts, calls, commitments or preemptive rights or demands of any nature related to the stock or securities issued or authorized by First Security.

     "D. TAX MATTERS. Each Stockholder acknowledges that the tax consequences to the Stockholder of acquiring and owning the Shares will depend on its or his or her particular circumstances, and neither the Holding Company nor any representative of the Holding Company nor any other Person will be responsible or liable for the tax consequences that Stockholder of an investment in the Holding Company. Each Stockholder will look solely to, and rely upon, its or his or her own advisors with respect to the tax consequences of this investment. The Stockholder acknowledges that there can be no assurance that the Code or Unites States Treasury Regulations or any other laws, rules or regulations will not be amended or interpreted in the future in such a manner so as to deprive the Holding Company and its stockholders of some or all of the tax benefits they might receive, nor that some of the deductions claimed by the Holding Company or the allocations of items of income, gain, loss, deduction, or credit among the Holding Company's stockholders may not be challenged by the Internal Revenue Service or any other taxing authority."

7. The following Sections T and U are added to Section XII, Conduct of First Security Business Pending Closing:

     "T. LOAN PROCESSING. Before the Purchase, First Security shall not make or renew any secured loan in excess of One Hundred Thousand Dollars ($100,000) or any unsecured loan in excess of Twenty-five Thousand Dollars ($25,000) without the prior review and approval of the Holding Company, which will not be unreasonably withheld. First Security shall furnish Holding Company timely copies of its minutes of Board of Directors, Loan Committee and other committee meetings through the date of the Purchase.

     "U. LOAN LOSS RESERVE. By application of sound banking practices consistently applied, First Security shall maintain its loan loss reserve in an amount that is not less than One and One-half Percent (1.5%) of the principal balance due on outstanding loans including overdrafts (the "Loan Loss Reserve;" provided however, any additions to the Loan Loss Reserve or loan write offs after September 23, 2000 but prior to Closing that are not reflected in the reduced Consideration stated in this Fourth Amendment shall further reduce the Consideration payable at Closing.

     "V. PRE-CLOSING LOAN WRITE OFF. Prior to the Purchase, First Security shall write off all loans classified as "loss," write down by fifty percent (50%) all loans classified as "doubtful" and write down by twenty percent (20%) all loans classified as "substandard" in accordance with First Security's loan policy and the applicable federal and state banking laws, rules and regulations." The following Section 6. is added to Section L, Stockholder Deliveries, of Section XIII, titled "Conditions Precedent to Closing by Holding Company":

     "6. ESCROW AGREEMENT. An Escrow Agreement substantially in the form of Exhibit [C] shall be executed and delivered by each of the Stockholders, the Holding Company and the Escrow Agent. Upon the Closing, SEVEN HUNDRED FORTY TWO THOUSAND DOLLARS ($742,000) of the Consideration received by each Stockholder shall be delivered to the Escrow Agent by that Stockholder (or Benjamin Hanan, as the Stockholder's agent, as herein provided) to be held and distributed in accordance with the Escrow Agreement and this Agreement. Each Stockholder shall have the right to specify at Closing whether that portion of the Consideration received by that Stockholder that is required to be delivered to the Escrow Agent is to be comprised of Series One Preferred Stock and/or cash. If no designation is made, the Consideration shall be delivered proportionately. EACH OF THE STOCKHOLDERS HEREBY IRREVOCABLY APPOINTS BENJAMIN HANAN, ESQUIRE, OR HIS DESIGNEE, AS THE STOCKHOLDER'S ATTORNEY-IN-FACT, COUPLED WITH AN INTEREST, TO EXECUTE AND DELIVER THE ESCROW AGREEMENT AT CLOSING FOR AND ON BEHALF OF THE STOCKHOLDER AND TO FURTHER DELIVER AT CLOSING $742,000 IN TOTAL, PRO RATA, FROM THE STOCKHOLDERS' CONSIDERATION TO THE ESCROW AGENT TO BE HELD, MANAGED AND DISPOSED OF UNDER THE SEPARATE ESCROW AGREEMENTS BY THE ESCROW AGENT IN ACCORDANCE WITH THE TERMS OF THE ESCROW AGREEMENTS AND THIS AGREEMENT.

9. The following Section N. is added to Section XIII, titled "Conditions Precedent to Closing by Holding Company":

     N. LEASE MODIFICATION. The First Security real property lease shall be renegotiated on terms, conditions, and at rents, satisfactory to the Holding Company."

10.  The following Section XXV is added to the Agreement following Section XXIV:

                                  "SECTION XXV.

                                   "INDEMNITY

     "A. Subject to the limitations contained in this Section, but in addition to, and not in lieu of, any rights or remedies provided by law, equity or agreement, Stockholders shall indemnify, protect, save and hold harmless Holding Company and First Security, separately and together, of, from, and against all liability, obligation, loss, injury, damage, expense, and claim or demand of whatsoever nature (including without limitation any claims, assessments, judgments, costs and legal and other expenses) arising out of, connected with, or in any manner related to any of the following:

          "1. LOANS. In regard to First Security loans existing or committed at the time of the Purchase, including bona fide renewals of such loans, indemnity for (i) any addition to the First Security Loan Loss Reserve made by First Security after the Purchase but before NOVEMBER 1, 2001, and (ii) the amount of all First Security loans (including overdrafts) written off or written down after the Purchase but before NOVEMBER 1, 2001 that reduce the First Security loan loss reserve applicable collectively to such loans (and no other loans) below ONE AND ONE HALF PERCENT (1.5%) of the amount of the First Security loans existing at the Closing of the Purchase, and (iii) First Security loans and overdrafts directly written down or off after the Purchase but before NOVEMBER 1, 2001, but without a charge to its Loan Loss Reserve, subject however to the following:

               "a. Additions to the Loan Loss Reserve for, or write down or write off of, loans (including new overdrafts) made and booked by First Security after the Purchase shall not be indemnified under this provision, unless made pursuant to commitments made by First Security prior to the Purchase, nor shall such addition, write downs or write off be included when determining whether the Loan Loss Reserve is ONE

          AND ONE HALF PERCENT (1.5%) of the amount of the First Security loans existing at the Closing of the Purchase.

               "b. Additions to the Loan Loss Reserve for, or write down or write off of, loans (including new overdrafts) shall not be indemnified under this provision unless the loan becomes substandard, doubtful, or loss before NOVEMBER 1, 2001, in which event the proper Loan Loss Reserve addition, write down or write off shall be subject to indemnification.

               "c. The amount by which the aggregate losses on overdrafts existing on date of the Purchase exceeds THREE THOUSAND DOLLARS ($3,000) shall be indemnified under this provision.

               "d. Any Loan Loss Reserve addition, write down or write off shall be made in accordance with sound banking practice, generally accepted accounting principles, the written loan policies of First Security existing September 22, 2000, the requirements of this Agreement as amended, and the requirements of federal and state banking laws, rules and regulations.

          "2. EMPLOYMENT MATTER. Indemnity for any loss, injury, damage, expense, claim or demand of whatsoever nature, including, but not being limited to fines and penalties, arising out of, relating to, or in any manner connected with any failure prior to the Purchase by First Security, its employees, agents, servants, and contractors, to comply with all requirements of law relating to employment, employment practices, or employee benefits, including, without limitation, any failure of First Security to comply with the requirements of the American with Disabilities Act of 1990; the Civil Rights Acts of 1866, and 1871; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of and 1968 and 1991; the Age Discrimination in Employment Act of 1967; the Equal Pay Act of 1963;, the Rehabilitation Act of 1973; the Consolidated Omnibus Budget Reconciliation Act of 1985; the Health Insurance Portability and Accountability Act of 1996; the National Labor Relations Act; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Veterans

     Reemployment Act; the Immigration Reform and Control Act of 1986; the Employee Retirement Income Security Act of 1974, and the Internal Revenue Code provisions applicable to employee benefit or welfare plans that are subject to the Employee Retirement Income Act of 1974; Federal and state laws governing wage, hour, and overtime compensation; workmen's compensation laws; and Federal and state unemployment compensation laws; as the same shall, from time to time be amended and in legal force and effect from time to time; the valid rules and regulations promulgated thereunder; and analogous state and local laws, statutes, rules, regulations, and ordinances. Any loss, injury, damage, expense, claim or demand subject to indemnification pursuant to this subparagraph is referred to in this Agreement as an "Employment Matter."

          3. EMPLOYMENT AGREEMENT WITH DONALD R PAGE. Indemnify the Holding Company and First Security for (a) the amounts paid by First Security arising out of or related to the termination of the Employment Agreement between First Security and Donald R. Page, which Agreement the Stockholders represent has been terminated, but the amounts payable to or for Donald R. Page upon that termination are in dispute, and for (b) legal fees and costs incurred by First Security in the employment of the Abel, Band et al law firm in its representation of First Security in regard to that matter, "B. Except as limited in this Article XXV, the Holding Company shall have the following rights and remedies, none of which shall be exclusive, and all of which shall be cumulative with all other rights and remedies available at law, in equity or by agreement, all of which may be exercised or pursued concurrently or successively and in any order or combination as determined by the Holding Company, and the exercise of any right or remedy shall not preclude the exercise of any other right or remedy in connection with that or any other matter.

               "1. LOAN LOSS RESERVE. The following shall apply to the Stockholders' obligation to indemnity the Holding Company in regard to the First Security Loan Loss Reserve additions and loan write-offs occurring after the Purchase when the additions or write-offs relate to the First Security loans subject to indemnification as described in
          Section XXV (A)1.:

                    "a. The amount of the First  Security  Loan Loss Reserve and the amount and identification of its outstanding loans, including overdrafts and unfunded commitments as of the Closing shall be confirmed by a writing signed at Closing by the Holding Company and David Barry Briggs as agent for the Stockholders. The loans confirmed on the writing are referred to as `Indemnified Loans.'

                    "b. First  Security shall track the  Indemnified  Loans from and after the Closing through NOVEMBER 1, 2001, and shall classify any such of the Indemnified Loans that is in arrears for forty-five (45) or more days as loss, doubtful or substandard, as the case may be, and shall charge its Loan Loss Reserve in accordance with the classification.

                    "c. The Holding Company shall cause First Security to report to David Barry Briggs, as agent for the Stockholders, any of the Indemnified Loans that after the Closing and before NOVEMBER 1, 2001 the Board of Directors of First Security classifies as loss (100% write off), doubtful (50% write off) or substandard (25% write off), whether or not the loan is then in arrears for forty-five days. Any of the Indemnified Loans that or before NOVEMBER 1, 2001 is classified as loss, doubtful, substandard or past due shall be subject to indemnification under Section XXV
               (A)1.

                    "d.  Upon  receipt of the  report of any of the  Indemnified
               Loans as being loss, doubtful or substandard, Briggs shall promptly poll the Stockholders about working out or purchasing the loan. If any of the Stockholders desire to purchase the loan or otherwise assist the borrower (if the borrower will voluntarily accept such assistance) to workout the loan to the complete satisfaction of First Security, Briggs shall notify First Security and the Holding Company. Any workout shall be in full accordance with the requirements of applicable law including those laws dealing with confidentiality. The Stockholders shall communicate with the Holding Company through Briggs. The Stockholder(s) desiring to purchase the loan, shall have SIXTY
               (60) DAYS to purchase the loan from First Security at its face value, including accrued and unpaid interest and costs, but without recourse or representation of collectibility or value by First Security or the Holding Company.

                    "e.  If the  past  due  Indemnified  Loan(s)  is  (are)  not purchased  by one or more of the  Stockholders  within  the sixty
               (60) day period, as provided above, or are not otherwise worked out within the sixty (60) day period to the complete satisfaction of First Security and the Holding Company so that the loan is removed from First Security's classification as loss, doubtful or substandard, the Holding Company shall be entitled to full indemnification and shall notify the Escrow Agent of its claim for indemnification; provided, however, the total amount of the indemnification for all loss, doubtful or substandard loans shall not exceed FOUR HUNDRED SEVENTEEN THOUSAND DOLLARS ($417,000) under this provision. A Indemnified Loan shall not be deemed worked out to the satisfaction of First Security or the Holding Company merely because a delinquent payment is brought current by a Stockholder. No loan workout shall be satisfactory to the Holding Company or First Security unless the entire structure and proposed payment plan from the date of delinquency to maturity is satisfactory to each of them. The Holding Company shall look only to the Escrow Fund for indemnification in regard to the Indemnified Loans and no Stockholder shall have any further obligation of indemnification. (This limitation, however, shall not release any Stockholder from personal liability in regard to any loan made to or guaranteed by the Stockholder.)

               "2. EMPLOYMENT MATTER. The following cumulative rights shall apply to the Stockholders' obligation to indemnity the Holding Company in regard to First Security Employment Matter, as described in Section XXV (A)2, in addition to all other indemnification rights provided under this Agreement or by law:

               a. Proceed Against the Escrow Fund.

                    The  Holding  Company  may,  in  its  discretion  but is not required to, seek indemnification for an Employment Matter from the Escrow Fund established under the Escrow Agreement to the extent thereof, but only to the extent the Escrow Fund is not first used to satisfy indemnification of loss, doubful or substandard loans or the claims arising out of or related to the Donald R. Page Employment Agreement, hereinafter described.

               b. Set Off Rights.

                    The  Holding  Company  may  in  its  discretion  but  is not required to set off the amount of an Employment Matter against any and/or all of the following:

                    i. Incentive Shares.

                    Any liability or obligation of the Holding  Company to issue any Incentive Shares pursuant to paragraph B of Section VI of the Agreement and the Holding Company's Articles of Incorporation, as amended by Exhibit B to the Agreement, as amended.

                    ii. Redemption Proceeds.

                    Any  liability  of the  Holding  Company  to pay  redemption proceeds when the proceeds of any redemption of the Series One Preferred Stock if the redemption occurs on or before March 31, 2003, pursuant to the Holding Company's Articles of Incorporation, as amended by Exhibit B to the Agreement, as amended.

                    iv. Dividends.

                    Any liability or  obligation of the Holding  Company for the payment on or before March 31, 2003 of any dividend payable on the Series One Preferred Stock.

               "3. PAGE EMPLOYMENT AGREEMENT. The following cumulative rights shall apply to the Stockholders' obligation to indemnity the Holding Company in regard to Donald R. Page Employment Agreement, as described in Section XXV (A)3, in addition to all other indemnification rights provided under this Agreement or by law: $325,000 of the Escrow Fund is reserved to indemnify the Holding Company and First Security for the liability and costs incurred that arise out of or relate to the termination of the First Security's Employment Agreement with Donald R Page, including but not limited to all sums payable to or for Donald
          R. Page in settlement or as damages or termination compensation and all legal fees and costs incurred by First Security in regard to the settlement. In regard to any claim for indemnity arising out of or related to the Donald. R. Page Employment Agreement, the Holding Company, for itself and for First Security, shall seek indemnification from the Escrow Fund established under the Escrow Agreement but only to the extent of this earmarked amount of $325,000.

          4. Notices. Any notice shall be sent in accordance with Section XVI of the Agreement.

11. Exhibit [A], Stockholders, is completed in accordance with the Exhibit A annexed hereto.

12. Each of the parties to this Amendment may execute this Amendment in one or more counterparts, which, taken together shall constitute the entire Amendment and shall be fully binding upon all of the parties. The Holding Company and First Security have executed this Amendment on the date first above written. If this Amendment is not also executed by all of the Stockholders by the Closing, then, upon written notice from Holding Company, the Agreement, as heretofore amended, shall be null and void and no party shall have any further obligations to the other.

13. The Disclosure Statements, heretofore provided by First Security and the Stockholders in accordance with the Agreement, are supplemented by the "Due Diligence Response" provided by First Security on November 17, 2000.

14. Exhibit B to the Agreement, the "Preferred Shares Resolution" is restated in accordance with Exhibit B hereto.

15. Each Stockholder acknowledges receipt and review of the 2000 Annual Report and 10ksb and Proxy Statement from the Holding Company.

16. This Amendment amends and restates in its entirety the Fourth Amendment to Stock Purchase Agreement, dated December 27, 2000. The Agreement, dated September 22, 2000, as modified by the First Amendment to Stock Purchase
Agreement,  dated  October 16,  2000,  the Second  Amendment  to Stock  Purchase
Agreement,  dated  November 20,  2000,  the Third  Amendment  to Stock  Purchase
Agreement, dated December 7, 2000, and this Amended and Restated Fourth Amendment to Stock Purchaser Agreement, is hereby ratified, confirm, and affirmed in its entirety and, as so modified, shall continue in full legal force and effect in accordance with its provisions.

IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate at St. Petersburg, Florida, the day and year first above written.

         FIRST SECURITY BANK



         By: _________________________


         UNITED FINANCIAL HOLDINGS, INC.



         By: _________________________

        [Signatures Continued Next Page]

            [SIGNATURE PAGES, WHICH MAY BE EXECUTED IN COUNTERPARTS]


                             [SIGNATURES CONTINUED]

     EACH OF THE STOCKHOLDERS, BY ITS, HIS OR HER SIGNATURE ACKNOWLEDGES RECEIPT OF, REVIEW OF, AND AGREEMENT TO, THE STOCK PURCHASE AGREEMENT, AS AMENDED; THAT IT, HE OR SHE AGREES TO BE BOUND BY THE COVENANTS, TERMS, REPRESENTATIONS, WARRANTIES AND CONDITIONS THEREOF; THAT IT, HE OR SHE IS AN "ACCREDITED INVESTOR" AS DEFINED IN SECTION X OF THAT AGREEMENT AS AMENDED BY THIS THIRD AMENDMENT; THAT IT, HE OR SHE HAS RECEIVED AND REVIEWED THE "COMPANY INFORMATION" FURNISHED UNDER THAT AGREEMENT AND THAT IT, HE OR SHE HAS RECEIVED ALL OF THE INFORMATION DESIRED. EACH OF THE STOCKHOLDERS CONSENTS TO AND IS BOUND BY THIS AMENDMENT.

--------------------------------------------------------------------------------
                                           NUMBER OF             CASH   TO   BE
                                           SHARES OWNED          RECEIVED
                                           BY FIRST SECURITY     BY
SIGNATURES OF STOCKHOLDERS:                STOCKHOLDER:          STOCKHOLDER:
--------------------------------------------------------------------------------


_______________________________________    10,200                $     37,400
ASK & MSK Family Limited Partnership II


_______________________________________    10,200                $     37,400
Northern Trust Bank of Florida, N.A., as trustee for the IRA Rollover of Jose Alberto Avila

_______________________________________     6,200                $     22,733
Northern Trust Bank of Florida, N.A., as trustee for the David S. Band IRA Rollover Trust


_______________________________________     2,400                $      8,800
Gregory S. Band


_______________________________________     2,400                $      8,800
Alan J. Barberio


_______________________________________     7,800                $     28,600
Winston E. Barzell, M.D.


_______________________________________     7,800                $     28,600
SouthTrust  Bank of  Florida,  N.A.,
as trustee for the David W. Berger IRA Rollover


_______________________________________     6,000                $     22,000
Roberto or Migdalia Bonilla

_______________________________________    28,000                $    102,667
David Barry Briggs


_______________________________________    20,000                $     73,333
David Barry Briggs IRA DLJSC as Custodian


_______________________________________       500                $      1,833
Mollie C. or Ronald T. Cardamone


_______________________________________     4,800                $     17,600
Marvin Eichenblatt


_______________________________________    10,200                $     37,400
Family Portfolio, Ltd.


_______________________________________    10,200                $     37,400
Lawrence H. Fink, M.D., Chtd.,
Profit Sharing Trust

_______________________________________     5,400                $     19,800
Northern Trust Bank of Florida, N.A., as Trustee for the William R. Garden IRA Rollover Trust


_______________________________________     5,400                $     19,800
Richard  E.  Greene,  Trustee of the
Richard E.  Greene Living Trust d/t/d 5/21/96


_______________________________________    18,600                $     68,200
Mark Hammer or Janet Hammer


_______________________________________    10,200                $     37,400
The Hanan Family Partnership, Ltd.


_______________________________________     6,000                $     22,000
Penny H. Hill


_______________________________________       500                $      1,833
The Doris Idelson Trust

_______________________________________     3,500                $     12,833
The Sam A. Idelson Trust


_______________________________________    10,200                $     37,400
Alyce W. Kalin Revocable Trust u/a/d
1/27/95


_______________________________________    21,000                $     77,000
Edward  L.  Kalin,   Trustee  of  the
Edward  L.  Kalin Revocable Trust
u/a/d 11/27/95


_______________________________________    48,000                 $   176,000
Daniel  Kane,  Trustee  of  the  Daniel
Kane  Revocable Trust u/a/d 4/06/89


_______________________________________    48,000                 $   176,000
Stanley  B.  Kane,   Trustee  of  the
Stanley  B.  Kane revocable Trustee
u/a/d 3/14/89


_______________________________________     7,800                 $    28,600
Northern Trust Bank of Florida, N.A., as Trustee for the Alan F. Katz IRA
Rollover Trust

_______________________________________     7,800                 $    28,600
Harold L. Kulman, M.D. Money Purchase
Pension Plan


_______________________________________     4,800                 $    17,600
Harold L. Libby and March N. Libby


_______________________________________     5,400                 $    19,800
Horace A. Liberman


_______________________________________    10,200                 $    37,400
Marlene Liberman Defined Benefit Plan


_______________________________________     7,800                 $    28,600
Samuel Logan or Elizabeth Logan


_______________________________________    10,200                 $    37,400
Steven R. Matkin

_______________________________________     2,400                 $     8,800
Northern Trust Bank of Florida, N.A., as Trustee for the IRA Rollover of Sandra
Mazzarantani Trust


_______________________________________     3,000                 $    11,000
Dean Witter  Reynolds,  Custodian  for
William E. McComb IRA Rollover


_______________________________________     3,000                 $    11,000
William E. or Eleanor McComb


_______________________________________    10,200                 $    37,400
Walter  G.  Mills  Trust  u/a/d
9/21/87  FBO  Walter G.Mills, et al.


_______________________________________    10,000                 $    36,667
Rickie  Paley  or Jana  Paley,  Joint
Tenants  in Their Entirety

_______________________________________    10,200                 $    37,400
Paul L. Paver


_______________________________________    12,000                 $    44,000
Robert J. Petersen


_______________________________________       500                 $     1,833
Martin & Faye Rosen


_______________________________________    15,600                 $    57,200
Robert G. Roskamp or Diane S. Roskamp


_______________________________________    10,200                 $    37,400
Edward H. Sarbey


_______________________________________    10,200                 $    37,400
Lawrence R. Saslaw Declaration of Trust
dated 11/23/88


_______________________________________     3,000                 $    11,000
Mark E. Schlanger or Randi Schlanger

_______________________________________    30,700                 $   112,567
Aaron  Siegel  Revocable  Trust  dated
May 13,  1993 and Marianne Bollaci Seigel
Revocable Trust dated 5/13/93


_______________________________________    10,200                 $    37,400
Herbert Silverstein Family Limited
Partnership


_______________________________________     7,800                 $    28,600
Murray Silverstein and Renee Silverstein


_______________________________________    10,200                 $    37,400
James Robert Spencer


_______________________________________    33,000                 $   121,000
Talia Limited Partnership


_______________________________________     5,400                 $    19,800
William J. Tingle and Kristy S. Tingle,
Joint  Tenants by Entirety

_______________________________________     3,600                 $    13,200
Leonard Vandroff Revocable Trust


_______________________________________     4,300                 $    15,767
Venture Net, Inc.


_______________________________________    10,200                 $    37,400
Charlotte O. or Maurice M. Vick, Jr.


_______________________________________     5,400                 $    19,800
Dana J. Weinkle or Susan H. Weinkle


_______________________________________     6,000                 $    22,000
Ronald Weitzner or Adrienne Weitzner


_______________________________________     5,000                 $    18,334
John D. Welch or Myrna L. Welch


_______________________________________     4,800                 $    17,600
WES 75, Inc.

_______________________________________     5,400                 $    19,800
Thomas H. Williams or Tamara B. Williams,
Joint Tenants by Entirety


_______________________________________    10,200                 $    37,400
Northern  Trust Bank of  Florida,  N.A.,
as Trustee for the Jack Yonker IRA Rollover
                                         _________                ____________
TOTAL                                     600,000                 $  2,200,000
                                         =========                ============

                            EXHIBIT A - STOCKHOLDERS

All names of the Stockholders appear on the above signature page, and the page accurately indicates their share holdings. There are no other stockholders.

                                    EXHIBIT B


                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                         UNITED FINANCIAL HOLDINGS, INC.

     Pursuant to the provisions of Sections 607.0602, of the Florida Business Corporation Act, this corporation, UNITED FINANCIAL HOLDINGS, INC. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation, filed with the Secretary of State for the State of Florida on January 28, 1982, as document number F65055. The Board of Directors of this Corporation has approved this resolution. SHAREHOLDER APPROVAL IS NOT REQUIRED FOR THIS AMENDMENT.

     1. NAME OF CORPORATION: UNITED FINANCIAL HOLDINGS, INC.

     2. TEXT OF AMENDMENT ADOPTED PURSUANT TO FLORIDA STATUTES 607.0602

     Pursuant to the authority granted to the Board of Directors in Article Four, Paragraph (d), the Certificate and Articles of Incorporation and Florida Statutes Section 607.0602, the Board of Directors adopts the following Amendment to the Articles of Incorporation of this Corporation, defining a new series of preferred stock, to be known as "Series One Preferred Stock:"

     1. SEVEN HUNDRED FIFTY THOUSAND (750,000) shares of the $0.01 par value Preferred Stock of this Corporation are classified as "Series One Preferred Stock," to be issued hereafter.

     2. Each share of the Series One Preferred Stock shall have the following preferences, limitations and relative rights:

          A. LIQUIDATION PREFERENCE. In the event of the liquidation of the Corporation, the holders of shares of the Series One Preferred Stock shall be entitled, after the debts of the Corporation have been paid, to receive, out of the assets remaining, $8.00 per share whether or not earned or declared, before any payment is made or assets set apart for payment to the holders of the Common Stock or any class or series of stock having preferential rights that are inferior to those of the Series One Preferred Stock, and shall be entitled to no further payments or distributions except any declared and unpaid dividends which shall be paid on par with dividends on the Corporation's Common Stock. The Corporation reserves the right to issue one or more additional classes or series of Preferred Stock with a lesser preference to the net assets of the Corporation upon liquidation, but in no event shall a class or series of Preferred Stock subsequently approved by the Corporation have a liquidation preference greater than the Series One Preferred Stock shares. If upon liquidation the net assets remaining after payment of the corporate debts be insufficient to pay the full amount of the liquidation preference on all classes or series of stock (including Series One Preferred Stock) having the same priority and preference as the Series One Preferred Stock, such net assets as remain shall be divided among the holders of the Series One Preferred Stock and each other series or class of Preferred Stock with the same liquidation preference on a pro rata basis in proportion to the relative aggregate dollar amount of the liquidation preference of each such class or series then issued and outstanding.

          B. CONTINGENT AUTOMATIC CONVERSION. Exhibit 1 to this Amendment sets forth the conversion terms for the Series One Preferred Stock. Upon one or more of the events described in Exhibit 1 all or the specified portion of the Series One Preferred Stock shall convert to Common Stock of the Corporation, on a share-for-share basis. (One share of Series One Preferred Stock shall convert into one share of Common Stock of the Corporation.) Provided, however if a Common Stock stock dividend, stock split, share combination, exchange of shares, recapitalization, consolidation, reorganization, or liquidation of or by this Corporation shall occur prior to the conversation of all of the Series One Preferred Stock into Common Stock of the Corporation, the Corporation shall adjust the Common Stock conversion ratio of the remaining, unconverted shares of the Series One Preferred Stock to the extent the Board of Directors of the Corporation in good faith determines appropriate to reflect the equity of the applicable transaction. The Corporation shall notify each holder of the Series One Preferred Stock of the conversion. Upon notification, each holder shall promptly surrender his or her shares to the Corporation or to the Corporation's designated transfer agent, duly endorsed with signatures guaranteed. However, surrender of Series One Preferred Stock shall not be necessary to effectuate a conversion pursuant to Exhibit 1. In the event less than all of the outstanding shares of the Series One Preferred Stock automatically convert under paragraph 2 of Exhibit 1 at the end of a calendar year the conversion shall be pro rata among all of the outstanding shares.

          C. REDEMPTION RIGHT. The Corporation may, at any time and from time to time after MARCH 31, 2008, at the option of the Board of Directors, redeem the whole or any part of the outstanding and unconverted Series One Preferred Stock on any MARCH 31ST after the issuance thereof (the designated date is the "Redemption Date"), by paying a price for each of the Series One Preferred Stock shares that is equal to 150% of the value ascribed to each share when the Corporation purchased First Security Bank, together with the sum equivalent to all unpaid dividends accrued thereon, upon sixty (60) days notice by mail to the holders of record thereof. If less than all the shares of the Series One Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata among the holders, as Board of Directors shall determine. At any time prior to the Redemption Date, the holder of the shares of the Series One Preferred Stock to be redeemed may exercise his or her right to convert such Preferred Stock into Common Stock, as heretofore provided.

          D. VOTING RIGHTS. Each share of the Series One Preferred Stock issued and outstanding shall entitle the holder to one vote on all matters coming before the shareholders of the Corporation on parity with each of the shares of Common Stock issued and outstanding. In addition, the holders of the Series One Preferred Stock shall have any special voting rights reserved to them under applicable Florida Law.

          E. DIVIDEND RIGHTS. Except as provided in this paragraph, the Series One Preferred Stock shall not have a preference as to dividends but shall participate on parity with any dividend payable on the Common Stock, as and when declared. Anything contained herein to the contrary notwithstanding, if, and only if:

               1. The "Target Level" of $2,460,000 specified in Exhibit 1 hereto as the first target causing a conversion of the Series One Preferred Shares is not achieved by MARCH 31, 2003, the Series One Preferred Shares outstanding APRIL 1, 2003 shall thereafter (until the earlier of their redemption, conversion or APRIL 1, 2004) have an annual cumulative dividend preference on each outstanding Share over the Common Stock (the "Preference Dividend") in the amount of $0.32 per Share, and shall also participate with any dividend payable on the Common Stock, with the participation fixed at two-thirds (2/3) of the dividend amounts paid on the shares of Common Stock.

               2. The "Target Level" of $6,030,000 specified in Exhibit 1 hereto as the second target causing a conversion of the Series One Preferred Shares is not achieved by MARCH 31, 2004, the Series One Preferred Shares outstanding on APRIL 1, 2004 shall thereafter (until the earlier of their redemption, conversion or APRIL 1, 2005) have an annual cumulative dividend preference on each outstanding Share over the Common Stock (the "Preference Dividend") in the amount of $0.64 per Share, and shall also participate with any dividend payable on the Common Stock, with the participation fixed at one-third (1/3) of the dividend amounts paid on the shares of Common Stock.

               3. The "Target Level" of $10,980,000 specified in Exhibit 1 hereto as the third target causing a conversion of the Series One Preferred Shares is not achieved by MARCH 31, 2005, the Series One Preferred Shares outstanding on APRIL 1, 2005 shall thereafter (until the earlier of their redemption or conversion) have an annual cumulative dividend preference on each outstanding Share over the Common Stock (the "Preference Dividend") in the amount of $0.96 per Share, and shall also participate with any dividend payable on the Common Stock, but without participation in the dividend amounts paid on the shares of Common Stock.

               The Preference Dividend shall be paid in the discretion of the Board of Directors of the Corporation, but shall cumulate until paid in full. Any shares of the Series One Preferred Stock converted or redeemed during a fiscal year shall participate in the Preference Dividend for that year and any unpaid cumulated dividends shall be paid at the time of redemption or conversion.

               During the time the Series One Preferred Shares participate in dividends on parity with the Common Stock, no dividend in cash or property may be paid upon the Common Stock unless a like dividend "per share" is paid on each share of the Series One Preferred Stock then issued and outstanding. During the time the Series One Preferred Shares are entitled to a dividend preference, no dividend shall be paid on the Common Stock unless and until the preference dividends have been first fully paid.

          3. DATE ADOPTED: These Articles of Amendment were adopted March __, 2001.

          4. APPROVAL BY BOARD OF DIRECTORS: These Articles of Amendment have been approved by the Board of Directors of this Corporation and are filed pursuant to Florida Statutes 607.0602. The vote of the Board of Directors was unanimous and sufficient to carry this Amendment. A vote of the shareholders is not required under the above Statutes.

     IN WITNESS WHEREOF, the undersigned, as President, has executed this Amendment on behalf of this corporation this ____ day of March 2001.


                                    President

                                    EXHIBIT 1

                     AMENDMENT TO ARTICLES OF INCORPORATION
                         UNITED FINANCIAL HOLDINGS, INC.
                           SERIES ONE PREFERRED STOCK

     This Exhibit sets for the conversion terms applicable to each share of the Series One Preferred Stock issued by United Financial Holdings, Inc. (the "Corporation").

     1. AUTOMATIC CONVERSION ON CHANGE OF CONTROL. Upon any Change of Control of the Corporation, each share of the Series One Preferred Stock then issued and outstanding shall automatically be converted into and become one (1) share of the $0.01 par value Common Stock of the Corporation. For purposes of this Agreement, a "Change of Control" shall be deemed to occur if prior to APRIL 1, 2006 a holding company change in control application filed with the Federal Reserve is finally approved by all federal and state agencies having jurisdiction thereof, permitting the direct or indirect transfer of fifty-one percent (51%), or more, of the voting common stock of United Financial Holdings, Inc., from its shareholder group, as that group exists on December 31, 2001 and the shares of United Financial Holdings, Inc., representing such Change of Control have in fact been lawfully transferred to the control group designated in the application.

     2. AUTOMATIC CONVERSION BASED ON TARGET. If at any time after the later of MARCH 31, 2001 or the date the Corporation's purchase of First Security Bank is closed, but prior to redemption of the Series One Preferred Shares by the Corporation (herein referred to as the "Reference Period"), the Cumulative Net Interest Income of First Security Bank, calculated through the Reference Period (after all proper adjustments) equals one or more "Target Level," the "Applicable Percentage" of the initially issued and outstanding shares of the Series One Preferred Stock shall automatically be converted as of the end of the calendar month following the month in which a Target Level was met. Upon meeting the Target Level, the Applicable Percentage of the Series One Preferred Stock shall automatically convert and become one (1) share of the Corporation's $0.01 par value Common Stock, rounded in each case to the nearest whole share. The Target Levels and Applicable Percentages for this purpose are as set forth in the following table:

             TARGET
             LEVEL                   APPLICABLE PERCENTAGE
          -----------    ---------------------------------------------------
          $2,460,000     Thirty-three percent (33%)
          $6,030,000     Additional thirty  three  percent (33%)
         $10,980,000     Cumulative One hundred percent (100%)

     The term "Cumulative Net Interest Income" is the cumulative amount of interest income earned by First Security during the Reference Period through the date the year-end Target Level is being calculated from its loans and investments reduced by the cumulative amount paid or accrued by First Security Bank during the Reference Period of (i) any interest paid or accrued on any indebtedness of First Security Bank, including without limitation, deposit liabilities and obligations to the Corporation, (ii) any interest paid or accrued by the Corporation on any indebtedness for borrowed money that is allocable to funds invested as capital in First Security, and (iii) any additions (as determined and prescribed by the Corporation) that are made to First Security's loan loss reserve during the Reference Period.

     The Cumulative Net Interest Income earned by First Security calculated during the Reference Period shall be determined by the Corporation on a consistent basis, without audit, in accordance with generally accepted accounting principles, on a consolidating basis (as opposed to a consolidated basis).

     Within thirty (30) days after the Cumulative Net Interest Income as of the close of a calendar month within the Reference Period equals a Target Level, the Corporation shall send written notice to each holder of the Series One Preferred Stock. In the event of any dispute as to the amount of the Cumulative Net Interest Income, such dispute shall be resolved by the Holding Company's independent firm of Certified Public Accountants, and the determination of the accountants, unless patently erroneous, shall be final, and binding on all parties.

                                    EXHIBIT C

                                ESCROW AGREEMENT

     This Escrow Agreement ("Agreement") is made and entered into as of this 1st day of April, 2001, by and among United Financial Holdings, Inc., a Florida corporation ("Holding Company"), _________________________ (the "Escrow Agent"), and _______________________________ ("Stockholder").

                                   BACKGROUND

     Pursuant to the Stock Purchase Agreement dated as of September 22, 2000, as amended, (the "Agreement"), between United Financial Holdings, Inc. ("Holding Company"), First Security Bank ("First Security") and its Stockholders ("Stockholders") First Security was acquired by Holding Company. Under the Agreement, Cash Consideration and Preferred Shares have been exchanged or paid by the Holding Company for all of the issued and outstanding shares of First Security. The Agreement contains certain indemnification provisions for the benefit of the Holding Company. As security for the performance of such indemnification provisions, the Agreement provides for the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and of other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. TERMS. All terms defined in the Agreement shall have the same meanings when used herein.

     2. DELIVERY OF PREFERRED SHARES AND CASH CONSIDERATION TO ESCROW AGENT.

          (a) Stockholder hereby transfers to the Escrow Agent [________ shares of Holding Company Preferred Stock, accompanied by an irrevocable stock power endorsed in blank] and [$_______ Cash Consideration], which shall be used by the Escrow Agent to create a fund (the "Escrow Fund"), subject to the terms and conditions of this Agreement.

          (b) In the event of any stock dividend, stock split into a larger number of shares, stock combination into a smaller number of shares with respect to the Preferred Shares or any Common Shares held in the Escrow Fund (collectively the "Shares"), in each case whether by reclassification of Shares, recapitalization or otherwise, which becomes effective while Shares are held in the Escrow Fund, the additional Shares issued shall be added to the Escrow Fund and shall be subject to the terms and conditions of this Agreement as if such shares were initially delivered at the Closing. The Escrow Fund shall also include any Common Shares issued upon any conversion of any Preferred Shares held in the Escrow Fund, any dividend paid with respect to any of the Shares, and any security or other property issued, paid or distributed as an addition to, in substitution of, or in exchange for any of the Shares, and all proceeds.

     3. ESCROW FUND INCOME. The Escrow Agent shall invest all Profits (as hereinafter defined) in federally insured interest-bearing deposit accounts or in marketable obligations issued or guaranteed by the United States of America, as the Escrow Agent may select. All net profits resulting from, or interest or income produced by investments of, the Escrow Fund, including cash dividends on the Shares (the "Profits"), shall become part of the Escrow Fund and shall be distributed pursuant to the terms of this Agreement.

     4. INDEMNIFICATION CLAIMS. Upon determination by Holding Company that it has a claim for indemnification from the Escrow Fund under the Agreement, Holding Company shall notify the Stockholder in writing (the "Indemnification Notice") as to the amount of the claim and shall deliver a copy of the Indemnification Notice to the Escrow Agent, and the following shall apply:

          (i) Fifteen (15) days after the date of receipt of the Indemnification Notice by the Escrow Agent, the Escrow Agent shall pay to Holding Company from the Escrow Fund the amount of the claim stated in the Indemnification Notice, unless prior to the expiration of that fifteen
          (15) day period the Escrow Agent receives written notice (the "Dispute Notice") from the Stockholder stating that the amount of the claim is being contested.

          (ii) If a Dispute Notice is delivered to the Escrow Agent prior to the expiration of that fifteen (15) day period, the Escrow Agent shall pay to Holding Company from the Escrow Fund the amount of the claim stated in the Indemnification Notice fifteen (15) days after the date of receipt of the Dispute Notice by the Escrow Agent, unless (a) payment by the Escrow Agent is restrained or enjoined by a court of competent jurisdiction, or (a) prior to the expiration of that fifteen (15) day period the Escrow Agent is directed to pay a different amount to the Holding Company pursuant to a written notice received by the Escrow Agent from Holding Company and the Stockholder.

          (iii) The Escrow Agent shall pay to Holding Company from the Escrow Fund such amount of amounts as shall be directed to be paid in any final order, decree or judgment (a "Final Decree") received by the Escrow Agent from a court of competent jurisdiction.

     5. PAYMENT FOR CLAIMS. All claims of Holding Company against the Escrow Fund shall be paid pro rata out of shares of [Shares] and [Cash] held in the Escrow Fund. Shares shall be valued based upon the most recent trading price of any of Holding Company's registered and outstanding common shares, and in the case of Preferred Shares, using the conversion ratio then applicable.

     6. DISTRIBUTION AND TERMINATION.

          (a) FUND DISTRIBUTION.

               i) Within fifteen (15) days following NOVEMBER 1, 2001, Holding Company shall deliver to the Stockholder and the Escrow Agent a written report of all claims for indemnification under the Agreement which it has as of such date (whether or not Holding Company has previously provided an Indemnification Notice with respect to any such claim) (the "Distribution Report"). The Distribution Report shall constitute an Indemnification Notice for the purposes of Section 4 of this Agreement.

               (ii) As soon as practicable after December 31, 2001, (the "Distribution Date") and subject to the other provisions of this
               Section 6, the Escrow Agent shall distribute the Escrow Fund not used or held to satisfy claims, as provided below, to the Stockholder. The distribution shall not terminate the indemnification provisions of the Agreement, which shall continue in full force and effect in accordance with their terms.

               (iii) Notwithstanding the above, however, if any claims for indemnification under the Agreement (of which the Stockholder and the Escrow Agent have received an Indemnification Notice on or before the Distribution Date or which were identified in the Distribution Report) remain pending on the Distribution Date, and the amount reflected in either such notice has not been paid to Holding Company, then the Escrow Agent shall withhold in the Escrow Fund an amount equal to such pending claims.

               (iv) Subject to Section 7 hereof, all amounts in the Escrow Fund on the Distribution Date in excess of such pending claims shall be immediately distributed to the Stockholder. The distribution shall not terminate the indemnification provisions of the Agreement, which shall continue in full force and effect in accordance with their terms.

               (v) For purposes of determining the number of Shares to be delivered to the Stockholder or retained in the Escrow Fund following the Distribution Date, all Shares held in the Escrow Fund shall be valued as provided in Section 5.

          (b) WITHHELD ASSETS. Any assets withheld pursuant to Section 7(a) shall be retained by the Escrow Agent in the Escrow Fund until (i) fifteen (15) days shall have expired since Holding Company delivered to the Escrow Agent and the Stockholder a copy of an Indemnification Notice or the Distribution Report and the Escrow Agent shall not have received a Dispute Notice within such time from the Stockholder, at which time the Escrow Agent shall pay Holding Company the amount of such claim, (ii) the Escrow Agent receives written direction from Holding Company and the Stockholder directing the Escrow Agent to disburse assets, in which case disbursement shall be made in accordance with such direction, (iii) the Escrow Agent receives a written notice from Holding Company and Stockholder directing that any pending claim, or any portion thereof, be paid, in which case payment of such pending claim or portion thereof shall be made in accordance with such notice, or (iv) the Escrow Agent receives a Final Decree directing that a pending claim, or any portion thereof, be paid, in which case payment of such pending claim or portion thereof shall be made in accordance with such Final Decree. At such time as any claim pending on the Distribution Date is no longer pending, the Escrow Agent shall distribute to the Stockholder, any balance of the assets withheld in respect of that claim remaining after disposition of that claim.

          (c) TERMINATION. When the entire Escrow Fund has been distributed in accordance with Section 4 and/or this Section 6, this Agreement shall terminate.

          (d) DISTRIBUTION OF SHARES. In connection with any distribution of Shares under this Section 6, the Escrow Agent shall forward the existing stock certificate to the transfer agent with instructions that such certificate be canceled in exchange for new stock certificates issued in the names of the Stockholder, Holding Company and the Escrow Agent, as the case may be, and in connection with any distribution of Shares to Stockholder, Holding Company hereby agrees that it will direct the transfer agent to so issue the new certificates and deliver such certificates to the Escrow Agent for redelivery to the Stockholder.

     7. ESCROW AGENT.

          (a) ESCROW AGENT OBLIGATIONS. The obligations and duties of the Escrow Agent are confined to those specifically enumerated in this Agreement. The Escrow Agent shall not be subject to, nor be under any obligation to ascertain or construe the terms and conditions of any other instrument, whether or not now or hereafter deposited with or delivered to the Escrow Agent or referred to in this Agreement, nor shall the Escrow Agent be obliged to inquire as to the identity, authority, or rights of the person or persons executing or delivering the same.

          (b) ESCROW AGENT LIABILITY. The Escrow Agent shall not be personally liable for any act that it may do or omit to do hereunder in good faith and in the exercise of its own best judgment. Any act done or omitted by the Escrow Agent in the absence of gross negligence or willful misconduct shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent. The Escrow Agent shall not be held liable for any losses that may occur as the result of the investment or reinvestment of the Escrow Fund.

          (c) CONFLICTS. If any dispute should arise with respect to the payment and/or ownership or right of possession of the Escrow Fund, the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any part of the Escrow Fund until such dispute shall have been settled either by mutual written agreement by the parties concerned or by the final order, decree or judgment of a court of competent jurisdiction in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which the Stockholder and Holding Company are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings; or the Escrow Agent, at its option, may deposit the Escrow Fund in the registry of a court of competent jurisdiction in a proceeding to which the Stockholder and Holding Company are parties (or their respective successors or assigns). Upon so depositing such funds and filing its complaint and interpleader, the Escrow Agent shall be completely discharged and released from further liability hereunder with respect to that portion of the Escrow Fund so deposited. Holding Company shall not seek to disqualify Escrow Agent from representation of Stockholder in connection with any disputes involving Holding Company and the Stockholder on the basis that Escrow Agent has a conflict of interest due to its representation of the Stockholder and its role hereunder as the Escrow Agent.

          (d)  INDEMNIFICATION  OF ESCROW  AGENT.  Subject to the  provisions of
          Section 7(b) hereof, Holding Company and Stockholder jointly agree to indemnify and hold harmless the Escrow Agent from and against all costs, damages, judgments, attorney's fees (whether such attorneys shall be regularly retained or specially employed), expenses, obligations, and liabilities of every kind and nature which the Escrow Agent may incur, sustain, or be required to pay in connection with or arising out of this Agreement, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Escrow Agent.

          (e) ESCROW AGENT'S CONDUCT; FEES. In performing its duties hereunder, the Escrow Agent may rely on statements furnished to it by an officer of Holding Company or by the Stockholder, or on any other evidence deemed by the Escrow Agent to be reliable. The Escrow Agent shall be entitled to be reimbursed 50% by Holding Company and 50% by Stockholder for any reasonable expenses incurred by the Escrow Agent when performing its obligations hereunder in connection with any litigation or other court proceedings or any disputes between the parties relating thereto.

          (f) RESIGNATION AND REMOVAL. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least twenty (20) days written notice of such resignation to the Stockholder and Holding Company, specifying a date upon which such resignation shall take effect; provided however, that the Escrow Agent shall continue to serve until a successor approved by Holding Company and Stockholder accepts the Escrow Fund. Upon receipt of such written notice, a successor Escrow Agent shall be appointed by the Stockholder and Holding Company. If an instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of the Stockholder and Holding Company petition any court of competent jurisdiction of the appointment of a successor escrow agent. The Stockholder and Holding Company, acting jointly, may at any time substitute a new Escrow Agent by giving ten (10) days notice thereof to the current Escrow Agent then acting.

     8. MISCELLANEOUS.

          (a) VOTING. Stockholder shall have the exclusive right to exercise his or her voting rights in its sole discretion with respect to the Shares held in the Escrow Fund, and the Escrow Agent shall cause the Shares held in the Escrow Fund to be voted in the manner as directed by Stockholder. The Escrow Agent shall not vote any Shares as to which the Escrow Agent receives no direction as to voting.

          (b) SUCCESSORS. This Agreement shall be binding on and inure to the benefit of the Stockholder, Holding Company and Escrow Agent and their respective successors and permitted assigns.

          (c) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or delivery service or upon transmission if sent by telecopy or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) to the addresses specified for each party in the Agreement and to the Escrow Agent as follows:

                           TO THE ESCROW AGENT: _____________________

                           --------------------------------------------

                           TO THE STOCKHOLDER: _______________________

                           --------------------------------------------

                           TO THE HOLDING COMPANY: _________________

                           --------------------------------------------

     The Escrow Agent agrees to promptly deliver a copy of each Dispute Notice that it receives to Holding Company.

     (d) NEW ESCROW AGENT. If the Escrow Agent shall decline or cease to act as Escrow Agent, Holding Company and the Stockholder shall appoint a successor.

     (e) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to the conflicts-of-law rules thereof.

     (f) AMENDMENT OR MODIFICATION. The terms of this Agreement may be altered, amended, modified or revoked by writing only, signed by Holding Company, the Escrow Agent and the Stockholder.

     (g) REPORTS FROM ESCROW AGENT. The Escrow Agent shall furnish to Holding Company and the Stockholder quarterly reports listing each transaction made by the Escrow Agent during such quarter with respect to this Agreement.

     (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     (i) HEADINGS. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     (j) WAIVER OF COMPLIANCE; CONSENTS. Any failure of the parties hereto to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by the other parties hereto, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     (k) VALIDITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     (l) ASSIGNMENT. This Agreement shall not be assigned other than by operation of law.

     (m) BACKGROUND. The Background statement is true and correct and is incorporated herein and made a part hereof.

                             [Signatures next page]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


         UNITED FINANCIAL HOLDINGS, INC.

         By: _____________________________

         Name: __________________________

         Title:____________________________



         ESCROW AGENT: _______________________________

         By: ___________________________________________

         Name: ________________________________________

         Title: _________________________________________

         STOCKHOLDER:



         -----------------------------------------------

         By:____________________________________________

         [NAME]